UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)

(646) 768-4240
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement

On December 28, 2023, Allied Gaming & Entertainment, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Elite Fun Entertainment Co., Ltd. (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 7,330,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.90 per share (the “Purchased Shares”) for a total purchase price of $6,597,000. The Purchased Shares represent less than 20% of the total issued and outstanding shares of the Company prior to the closing of the transaction.  The Purchase Agreement is subject to customary representations, warranties, covenants and conditions, including an agreement that the Company and Purchaser will each use its best efforts to negotiate and finalize a collaboration or partnership agreement under which the Purchaser will assist the Company with organizing live shows and events in Asia.  In addition, the Company agrees to register the resale of Purchased Shares pursuant to a registration statement to be filed under the Securities Act of 1933, as amended.

The foregoing description is a summary, does not purport to be a complete description of the Purchase Agreement, and is subject to, and qualified entirely by reference to, the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s next periodic report to be filed with the SEC.

On December 28, 2023, the Company issued a press release announcing the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

 Item 8.01 Other Events.

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2023, Allied Gaming & Entertainment Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”) was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

The notification received had no immediate effect on the Company’s Nasdaq listing. In accordance with Nasdaq rules, the Company was provided an initial period of 180 calendar days, or until April 15, 2024, to regain compliance with the Bid Price Requirement.

On December 27, 2023, the Company received a minimum bid price compliance letter from the Staff confirming the Company has regained compliance with Listing Rule 5550(a)(2), and that the matter is now closed.

 Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated December 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: December 29, 2023	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer